UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 12, 2014

SAGA COMMUNICATIONS, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	1-11588	38-3042953
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

73 Kercheval Avenue
Grosse Pointe Farms, MI		48236
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (313) 886-7070

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.

The Annual Meeting of Stockholders of Saga Communications, Inc. (“Annual Meeting”) was held on May 12, 2014.

At the Annual Meeting, the stockholders voted on the following matters:

(1) The six nominees for election as directors for the ensuing year, and until their successors are elected and qualified, received the following votes:

Name	For	Withheld	Broker Non-Votes
Clarke R. Brown*	4,728,108	18,249	81,045
Edward K. Christian	12,155,141	750,666	81,045
Timothy J. Clarke	12,887,976	17,831	81,045
Roy F. Coppedge, III	12,887,976	17,831	81,045
David B. Stephens*	4,728,526	17,831	81,045
Gary Stevens	12,884,444	21,363	81,045

*	Elected by the holders of Class A Common Stock.

(2) The proposal to ratify the appointment by the Board of Directors of Ernst & Young LLP as independent auditors to audit our consolidated financial statements for the fiscal year ending December 31, 2014 was approved with 12,967,761 votes cast for, 18,905 votes cast against and 186 abstentions.

(3) The proposal to adopt, in a non-binding advisory vote, a resolution approving the compensation of our named executive officers as described in the proxy statement was approved with 12,836,708 votes cast for, 67,703 votes cast against, 1,396 abstentions and 81,045 broker non-votes.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SAGA COMMUNICATIONS, INC.

Dated: May 13, 2014	By:	/s/ Samuel D. Bush
Samuel D. Bush Senior Vice President and Chief Financial Officer